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                                                                  EXHIBIT 10.2

                                 April 26, 2000



Northwood Ventures LLC
Northwood Capital Partners LLC
485 Underhill Boulevard, Suite 205
Syosset, NY 11791
Attn: Henry T. Wilson

Jonathan J. Ledecky
1400 34th Street, N.W.
Washington, D.C. 20007

         Re:      Voting Agreement re Buyline.net, Incorporated

Gentlemen:

         Reference is made to that certain Voting Agreement, dated as of April 26, 2000 (the "Agreement"), by and among E2Enet, Inc., a Delaware corporation ("E2E"), Northwood Capital Partners LLC, a New York limited liability company ("Northwood Capital"), Northwood Ventures LLC, a New York limited liability company ("Northwood Ventures" and, together with Northwood Capital, "Northwood"), Jonathan J. Ledecky ("Ledecky"), and each of the other shareholders of Buyline.net, Incorporated ("Buyline") listed on the signature pages to the Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

          Notwithstanding any other provision of the Agreement, effective as of the fifth (5th) anniversary of the execution of the Agreement, E2E irrevocably waives Northwood's and Ledecky's obligations under Section 2 of the Agreement and agrees not to exercise its right to vote any Shares held by Northwood and Ledecky except as otherwise directed by Northwood and/or Ledecky. In the event that the Shares held by E2E, Northwood, Ledecky and the Shareholders collectively represent less than 25% of the Common Stock, and counsel to E2E and U.S. Technologies Inc. determines that Northwood and Ledecky's obligations under
Section 2 of the Agreement are not reasonably necessary for Buyline to be considered a "controlled subsidiary" of E2E for purposes of the Investment Company Act of 1940, as amended, and as in effect from time to time, E2E agrees to waive such obligations. E2E agrees that any future waivers under the Agreement shall apply pro rata to Northwood and Ledecky.

         Each of E2E, Northwood and Ledecky agrees to vote its or his respective Shares to cause the Buyline Board of Directors (the "Board") to be composed of seven (7) members, including three members nominated by E2E, one member nominated by Northwood, Edward


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                                      -2-


Hauk, Ed Sager and Michael Deale. Northwood's initial representative shall be Henry T. Wilson.

         At any time from and after the date that is (30) thirty months after the date of the Agreement, if Northwood and/or Ledecky enter into an agreement to sell any of their respective Shares pursuant to a bona fide offer by a non-affiliated third party, E2E agrees, at its option, either (i) to waive irrevocably its rights to vote any of such Shares being sold by Northwood and/or Ledecky or (ii) to purchase such Shares being sold by Northwood and/or Ledecky on the same terms and conditions as those contained in such offer.

         With respect to any sale or disposition by E2E to a third party of any Shares held by it, Northwood and Ledecky shall have the right to sell to such third party, on the same terms and conditions as E2E is proposing to sell or dispose of its Shares, the same proportion of their respective Shares as is being sold by E2E. E2E shall provide Northwood and Ledecky with prior written notice of any such sale or disposition, which notice shall include all of the material terms and conditions of the proposed transfer and copies of each agreement or other document pursuant to which the transfer will be effected. Within ten (10) days of receipt of such notice, Northwood and Ledecky shall have the right, to be exercised by written notice to E2E, to require E2E to cause the purchaser of E2E's shares to include Northwood or Ledecky's shares as part of the proposed sale or disposition transaction in accordance with the provisions of this paragraph.

         Except as expressly modified hereby, all other terms and conditions of the Agreement remain in full force and effect.



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         Please acknowledge your understanding of and agreement with the foregoing by signing this letter agreement as indicated below.

                                          Sincerely,

                                          E2ENET, INC.


                                          By: /s/ C. Gregory Earls
                                             ----------------------------------
                                             Name:  C. Gregory Earls
                                             Title: President



ACKNOWLEDGED AND AGREED TO BY:


NORTHWOOD CAPITAL PARTNERS LLC


By: /s/ Henry T. Wilson
   --------------------------------------
   Name:  Henry T. Wilson
   Title: Managing Director



NORTHWOOD VENTURES LLC


By: /s/ Henry T. Wilson
   --------------------------------------
   Name:  Henry T. Wilson
   Title: Managing Director




JONATHAN J. LEDECKY


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